OMNIBUS AMENDMENT

This OMNIBUS AMENDMENT (the “Amendment”), dated as of April 14, 2009, is made to the Terms Documents listed on Schedule A hereto (collectively, the “Terms Documents”) to the Second Amended and Restated Indenture, dated as of October 20, 2006 (the “Indenture”), as supplemented by the Amended and Restated BAseries Indenture Supplement, dated as of June 10, 2006 (the “Indenture Supplement”), each between BA Credit Card Trust, as Issuer (the “Issuer”), and The Bank of New York Mellon, as indenture trustee (the “Indenture Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Indenture Trustee have executed the Terms Documents as of the dates set forth in Schedule A hereto;

WHEREAS the Issuer and the Indenture Trustee wish to amend the Terms Documents as provided herein;

NOW THEREFORE, in consideration of these premises and of the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree to amend the provisions of the Terms Documents as follows:

SECTION 1.     Amendments to Section 1.01 of the Terms Documents.

(a)          Section 1.01 of each of the Terms Documents is hereby amended by deleting the definition of "Base Rate" therein and inserting in its place the following:

“Base Rate” means, with respect to any Monthly Period, the sum of (i) the Weighted Average Interest Rates for the Outstanding BAseries Notes and the Class D Certificate (as such term is defined in the Series 2001-D Supplement), (ii) the Net Servicing Fee Rate (as such term is defined in the Series 2001-D Supplement) and (iii) so long as FIA or The Bank of New York Mellon is the Servicer, the Servicer Interchange Rate, in each case, for such Monthly Period.

(b)          Section 1.01 of each of the Terms Documents is hereby amended by deleting the definition of "Portfolio Yield" therein and inserting in its place the following:

“Portfolio Yield” means, with respect to any Monthly Period, the annualized percentage equivalent of a fraction, the numerator of which is (a) the amount of Available Funds allocated to the BAseries pursuant to Section 501 of the Indenture, plus (b) the amount of Available Funds distributed pursuant to Sections 4.06(a)(ii) and (iii) of the Series 2001-D Supplement, plus (c) any Interest Funding sub-Account Earnings on the related Transfer Date, plus (d) any amounts to be treated as BAseries Available Funds pursuant to Sections 3.20(d) and 3.27(a) of the Indenture Supplement, plus (e) the BAseries Servicer Interchange for such Monthly Period, minus (f) the excess, if any, of the sum of the PFA Prefunding Earnings Shortfall plus the PFA Accumulation Earnings Shortfall over the sum of the aggregate amount to be treated as BAseries Available Funds for such Monthly Period pursuant to Sections 3.04(a)(ii) and 3.25(a) of the Indenture Supplement plus any other amounts applied to cover earnings shortfalls on amounts in the Principal Funding sub-Account for any tranche of BAseries Notes for such Monthly Period, minus (g) the BAseries Investor Default Amount for such Monthly Period, minus (h) the Aggregate Class D Investor Default Amount (as such term is defined in the Series 2001-D Supplement) for such Monthly Period, and the denominator of which is the Weighted Average Floating Allocation Investor Interest (as such term is defined in the Series 2001-D Supplement) for such Monthly Period.

(c)          Section 1.01 of each of the Terms Documents is hereby amended by deleting the definition of "Servicer Interchange Rate" therein and inserting in its place the following:

“Servicer Interchange Rate” means, for any Monthly Period, twelve times the percentage equivalent of a fraction, the numerator of which is the BAseries Servicer Interchange for such Monthly Period, and the denominator of which is the Weighted Average Floating Allocation Investor Interest (as such term is defined in the Series 2001-D Supplement) for such Monthly Period.

(d)          Section 1.01 of each of the Terms Documents is hereby amended by deleting the definition of "Weighted Average Interest Rates" therein and inserting in its place the following:

“Weighted Average Interest Rates” means, with respect to any Outstanding Notes of a class or tranche of the BAseries or the Class D Certificate (as such term is defined in the Series 2001-D Supplement), or of all of the Outstanding Notes of the BAseries and the Class D Certificate, on any date, the weighted average (weighted based on the Outstanding Dollar Principal Amount of the related Notes on such date or, in the case of the Class D Certificate, based on the Class D Investor Interest (as such term is defined in the Series 2001-D Supplement) on such date) of the following rates of interest:

(a)          in the case of the Class D Certificate or a tranche of Dollar Interest-bearing Notes with no Derivative Agreement for interest, the rate of interest applicable to that tranche or the Class D Certificate on that date;

(b)          in the case of a tranche of Discount Notes, the rate of accretion (converted to an accrual rate) of that tranche on that date;

(c)          in the case of a tranche of Notes with a payment due under a Performing Derivative Agreement for interest, the rate at which payments by the Issuer to the applicable Derivative Counterparty accrue on that date (prior to the netting of such payments, if applicable); and

(d)          in the case of a tranche of Notes with a non-Performing Derivative Agreement for interest, the rate specified for that date in the related terms document.

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SECTION 2.     Ratification of the Terms Documents. As modified by this Amendment, the Terms Documents are in all respects ratified and confirmed, and each of the Terms Documents, as so modified by this Amendment shall be read, taken and construed as one and the same instrument.

SECTION 3.     Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 4.     Counterparts. This Amendment may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 5.     Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions:

(a)          delivery to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that the Amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect at any time in the future;

(b)          receipt of written confirmation from each Note Rating Agency that has rated any Outstanding Notes of the BAseries that this Amendment will not result in a Ratings Effect with respect to any Outstanding Notes of any tranche of Notes issued pursuant to a Terms Document; and

(c)          delivery to the Indenture Trustee and the Note Rating Agencies of a Master Trust Tax Opinion for each Master Trust and an Issuer Tax Opinion.

SECTION 6.     Headings. The headings of the several paragraphs of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

SECTION 7.     Governing Law; Submission to Jurisdiction; Agent for Service of Process.This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws. The parties hereto declare that it is their intention that this Amendment shall be regarded as made under the laws of the State of Delaware and that the laws of said State shall be applied in interpreting its provisions in all cases where legal interpretation shall be required. Each of the parties hereto agrees (a) that this Amendment involves at least $100,000.00, and (b) that this Amendment has been entered into by the parties hereto in express reliance upon 6 DEL. C. § 2708. Each of the parties hereto hereby irrevocably and unconditionally agrees (a) to be subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b)(1) to the

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extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process, and (2) that, to the fullest extent permitted by applicable law, service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service, and that service made pursuant to (b)(1) or (2) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

BA CREDIT CARD TRUST,

by BA CREDIT CARD FUNDING, LLC,

as Beneficiary and not in its individual capacity

By:    /s/     Keith W. Landis

Name: Keith W. Landis
Title: Vice President

THE BANK OF NEW YORK MELLON, as Indenture

Trustee and not in its individual capacity

By:    /s/     Catherine  Cerilles

Name: Catherine Cerilles
Title: Vice President

Schedule A

Class A(2001-2) Terms Document, dated as of July 26, 2001

Class A(2002-2) Terms Document, dated as of March 27, 2002

Class A(2002-3) Terms Document, dated as of April 24, 2002

Class A(2002-5) Terms Document, dated as of May 30, 2002

Class A(2002-7) Terms Document, dated as of July 25, 2002

Class A(2002-8) Terms Document, dated as of July 31, 2002

Class A(2002-11) Terms Document, dated as of October 30, 2002

Class A(2003-4) Terms Document, dated as of April 24, 2003

Class A(2003-5) Terms Document, dated as of May 21, 2003

Class A(2003-8) Terms Document, dated as of August 5, 2003

Class A(2003-10) Terms Document, dated as of October 15, 2003

Class A(2004-1) Terms Document, dated as of February 26, 2004

Class A(2004-2) Terms Document, dated as of February 25, 2004

Class A(2004-3) Terms Document, dated as of March 17, 2004

Class A(2004-5) Terms Document, dated as of May 25, 2004

Class A(2004-6) Terms Document, dated as of June 17, 2004

Class A(2004-7) Terms Document, dated as of July 28, 2004

Class A(2004-8) Terms Document, dated as of September 14, 2004

Class A(2004-9) Terms Document, dated as of October 1, 2004

Class A(2004-10) Terms Document, dated as of October 27, 2004

Class A(2005-2) Terms Document, dated as of May 19, 2005

Class A(2005-3) Terms Document, dated as of June 14, 2005

Class A(2005-4) Terms Document, dated as of July 7, 2005

Class A(2005-6) Terms Document, dated as of August 25, 2005

Class A(2005-8) Terms Document, dated as of October 12, 2005

Class A(2005-9) Terms Document, dated as of November 17, 2005

Class A(2005-10) Terms Document, dated as of November 29, 2005

Class A(2005-11) Terms Document, dated as of December 16, 2005

Class A(2006-2) Terms Document, dated as of March 7, 2006

Class A(2006-3) Terms Document, dated as of March 30, 2006

Class A(2006-5) Terms Document, dated as of June 9, 2006

Class A(2006-6) Terms Document, dated as of July 20, 2006

Class A(2006-7) Terms Document, dated as of July 28, 2006

Class A(2006-8) Terms Document, dated as of August 9, 2006

Class A(2006-9) Terms Document, dated as of August 30, 2006

Class A(2006-10) Terms Document, dated as of September 19, 2006

Class A(2006-11) Terms Document, dated as of September 26, 2006

Class A(2006-12) Terms Document, dated as of October 16, 2006

Class A(2006-13) Terms Document, dated as of November 14, 2006

Class A(2006-14) Terms Document, dated as of November 28, 2006

Class A(2006-15) Terms Document, dated as of December 13, 2006

Class A(2006-16) Terms Document, dated as of December 19, 2006

Class A(2007-1) Terms Document, dated as of January 18, 2007

Class A(2007-2) Terms Document, dated as of February 16, 2007

Class A(2007-3) Terms Document, dated as of March 20, 2007

Class A(2007-4) Terms Document, dated as of March 20, 2007

Class A(2007-5) Terms Document, dated as of March 20, 2007

Class A(2007-6) Terms Document, dated as of April 12, 2007

Class A(2007-7) Terms Document, dated as of May 16, 2007

Class A(2007-8) Terms Document, dated as of June 22, 2007

Class A(2007-9) Terms Document, dated as of July 19, 2007

Class A(2007-10) Terms Document, dated as of July 26, 2007

Class A(2007-11) Terms Document, dated as of August 2, 2007

Class A(2007-12) Terms Document, dated as of August 22, 2007

Class A(2007-13) Terms Document, dated as of October 12, 2007

Class A(2007-14) Terms Document, dated as of November 27, 2007

Class A(2007-15) Terms Document, dated as of November 27, 2007

Class A(2008-1) Terms Document, dated as of January 29, 2008

Class A(2008-2) Terms Document, dated as of March 14, 2008

Class A(2008-4) Terms Document, dated as of April 11, 2008

Class A(2008-5) Terms Document, dated as of May 2, 2008

Class A(2008-6) Terms Document, dated as of May 15, 2008

Class A(2008-7) Terms Document, dated as of June 13, 2008

Class A(2008-8) Terms Document, dated as of July 17, 2008

Class A(2008-9) Terms Document, dated as of August 5, 2008

Class A(2008-10) Terms Document, dated as of August 15, 2008

Class B(2003-4) Terms Document, dated as of October 15, 2003

Class B(2004-1) Terms Document, dated as of April 1, 2004

Class B(2004-2) Terms Document, dated as of August 11, 2004

Class B(2005-1) Terms Document, dated as of June 22, 2005

Class B(2005-2) Terms Document, dated as of August 11, 2005

Class B(2005-3) Terms Document, dated as of November 9, 2005

Class B(2006-1) Terms Document, dated as of March 3, 2006

Class B(2006-2) Terms Document, dated as of March 24, 2006

Class B(2006-3) Terms Document, dated as of August 22, 2006

Class B(2006-4) Terms Document, dated as of November 14, 2006

Class B(2007-1) Terms Document, dated as of January 26, 2007

Class B(2007-2) Terms Document, dated as of January 31, 2007

Class B(2007-3) Terms Document, dated as of March 30, 2007

Class B(2007-4) Terms Document, dated as of May 15, 2007

Class B(2007-5) Terms Document, dated as of October 11, 2007

Class B(2007-6) Terms Document, dated as of November 16, 2007

Class B(2008-1) Terms Document, dated as of January 17, 2008

Class B(2008-2) Terms Document, dated as of February 14, 2008

Class B(2008-4) Terms Document, dated as of August 15, 2008

Class C(2002-1) Terms Document, dated as of February 28, 2002

Class C(2002-3) Terms Document, dated as of June 12, 2002

Class C(2002-6) Terms Document, dated as of October 29, 2002

Class C(2002-7) Terms Document, dated as of October 29, 2002

Class C(2003-1) Terms Document, dated as of February 2, 2003

Class C(2003-4) Terms Document, dated as of June 19, 2003

Class C(2003-7) Terms Document, dated as of November 5, 2003

Class C(2004-1) Terms Document, dated as of March 16, 2004

Class C(2004-2) Terms Document, dated as of July 1, 2004

Class C(2005-1) Terms Document, dated as of June 1, 2005

Class C(2005-2) Terms Document, dated as of September 22, 2005

Class C(2006-1) Terms Document, dated as of February 17, 2006

Class C(2006-2) Terms Document, dated as of March 17, 2006

Class C(2006-3) Terms Document, dated as of May 31, 2006

Class C(2006-4) Terms Document, dated as of June 15, 2006

Class C(2006-5) Terms Document, dated as of August 15, 2006

Class C(2006-6) Terms Document, dated as of September 29, 2006

Class C(2006-7) Terms Document, dated as of October 16, 2006

Class C(2007-1) Terms Document, dated as of January 26, 2007

Class C(2007-2) Terms Document, dated as of May 15, 2007

Class C(2007-3) Terms Document, dated as of August 14, 2007

Class C(2007-4) Terms Document, dated as of November 16, 2007

Class C(2008-1) Terms Document, dated as of January 29, 2008

Class C(2008-2) Terms Document, dated as of February 2, 2008

Class C(2008-4) Terms Document, dated as of July 10, 2008

Class C(2008-5) Terms Document, dated as of August 15, 2008